EXHIBIT 10.24

                 AMENDMENT TO EXECUTIVE'S EMPLOYMENT AGREEMENT

     The Employment Agreement between Mark Kreloff ("Executive") and New Frontier Media, Inc. ("Company"), dated 12/22/98 is hereby amended as follows:

     1. For the fiscal year ending March 31, 2002, Executive's base salary shall be $275,000.00 per annum ("Annual Base Salary), which shall be paid in equal installments on a biweekly basis.

     2. Company may, in its sole discretion, grant bonuses based on Executive's performance and such other factors as it deems pertinent. Bonus determinations will be made by the independent members of the Compensation Committee of the New Frontier Media, Inc. Board of Directors.

     3. During the Employment Period, Executive shall perform such duties, and shall have such title, as Company in its discretion shall determine.

     4. This Amendment to Executive Employment Agreement supersedes and takes precedence over paragraphs 2(a)(i) and 2(b)(i), (ii) and (iii) of the Employment Agreement.

NEW FRONTIER MEDIA, INC.


By /s/ Michael Weiner                         /s/ Mark Kreloff
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                                              Mark Kreloff